Exhibit 4.3

Execution Copy

SALE AND SERVICING AGREEMENT

among

HSBC AUTOMOTIVE TRUST (USA) 2006-2,
as Issuer,

HSBC AUTO RECEIVABLES CORPORATION,
as Seller,

HSBC FINANCE CORPORATION,
as Servicer

THE BANK OF NEW YORK,
as Indenture Trustee

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrator

Dated as of July 26, 2006

SECTION 4.12.	Fidelity Bond and Errors and Omissions Policy	40

ARTICLE V

Trust Accounts; Distributions;
Statements to Certificateholders and Noteholders

SECTION 5.1.	Establishment of Trust Accounts	41
SECTION 5.2.	Certain Reimbursements to the Servicer	43
SECTION 5.3.	Application of Collections	43
SECTION 5.4.	Additional Deposits	43

ARTICLE VI

RESERVED

ARTICLE VII

RESERVED

ARTICLE VIII

The Seller

SECTION 8.1.	Representations of Seller	44
SECTION 8.2.	Corporate Existence	46
SECTION 8.3.	Liability of Seller; Indemnities	47
SECTION 8.4.	Merger or Consolidation of, or Assumption of the Obligations of, Seller	48
SECTION 8.5.	Limitation on Liability of Seller and Others	48
SECTION 8.6.	Seller May Own Certificates or Notes	49

ARTICLE IX

The Servicer

SECTION 9.1.	Representations of Servicer	49
SECTION 9.2.	Liability of Servicer; Indemnities	51
SECTION 9.3.	Merger or Consolidation of, or Assumption of the Obligations of the Servicer	53
SECTION 9.4.	Limitation on Liability of Servicer and Others	53
SECTION 9.5.	Delegation of Duties	54
SECTION 9.6.	Servicer Not to Resign	55
SECTION 9.7.	Subservicing Agreements Between Servicer and Subservicers	55
SECTION 9.8.	Successor Subservicers	55

SECTION 13.18.	Information to Be Provided by the Indenture Trustee and the Administrator	70
SECTION 13.19.	Waiver of Jury Trial	70

EXHIBITS

EXHIBIT A	Form of Transfer Agreement

SALE AND SERVICING AGREEMENT dated as of July 26, 2006, among HSBC AUTOMOTIVE TRUST (USA) 2006-2, a Delaware statutory trust (the “Issuer” or the “Trust”), HSBC AUTO RECEIVABLES CORPORATION, a Nevada corporation (the “Seller”), HSBC FINANCE CORPORATION, a Delaware corporation (the “Servicer”), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as Indenture Trustee, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrator.

WHEREAS the Issuer desires to purchase from time to time Receivables arising in connection with motor vehicle retail installment sale contracts and loan and security agreements originated or acquired by HSBC Auto Finance Inc. (“HAFI”) or any of its predecessors or Affiliates, including, but not limited to, HSBC Auto Credit Inc. (“HACI”);

WHEREAS the Seller will purchase from time to time Receivables from HAFI or one or more of its Affiliates, including, but not limited to, HACI, and is willing to sell Receivables to the Issuer;

WHEREAS the Servicer is willing to service all such Receivables;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1.        Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accounting Date” means, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

“Actuarial Method” means the method of allocating a fixed level monthly payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) 1/12, (b) the fixed annual rate of interest on such obligation and (c) the outstanding principal balance of such obligation.

“Actuarial Receivable” means a Receivable under which the portion of the payment allocated to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

“Addition Notice” means, with respect to any transfer of Receivables to the Trust pursuant to Section 2.1 of this Agreement, notice of the Seller’s election to transfer Receivables to the Trust, such notice to designate the related Transfer Date, and the approximate principal amount of Receivables to be transferred on such Transfer Date.

“Additional Principal Amount” has the meaning, if any, assigned to such term in the Series Supplement.

“Administrator” means HSBC Bank USA, National Association, a national banking association, as Administrator under the Indenture and the other Basic Documents to which it is a party, or any successor administrator under the Indenture appointed in accordance with such agreement.

“Advanced Insurance Premiums” means any amounts due to the Servicer for amounts advanced by the Servicer to acquire or maintain an LPI Policy as to a Financed Vehicle.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that has become a Liquidated Receivable and (ii) any Receivable that has become a Repurchased Receivable as of the date of determination).

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“Alliance Relationship” means a third party finance company that originated and assigned the Receivable with respect to a Financed Vehicle, directly or indirectly, to HAFI or HACI under an Alliance Agreement and an Alliance Assignment.

“Alliance Agreement” means any agreement between HAFI or one if its Affiliates and an Alliance Relationship relating to the acquisition of Receivables from such Alliance Relationship by HAFI or one of its Affiliates.

“Alliance Assignment” means, with respect to a Receivable, the assignment by an Alliance Relationship conveying such Receivable to HAFI or one of its Affiliates.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums (other than premiums with respect to LPI Policies), service and warranty contracts, sales tax, other items customarily financed as part of retail motor vehicle installment sale contracts and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Basic Documents” has the meaning assigned to such term in the Series Supplement.

“Business Day” has the meaning assigned to such term in the Series Supplement.

“Certificates” has the meaning assigned to such term in the Trust Agreement.

“Certificateholder” means the holders of the Certificates.

“Class” means a class of Notes or Certificates, as the context requires.

“Closing Date” has the meaning assigned to such term in the Series Supplement.

“Code” has the meaning assigned to such term in the Trust Agreement.

“Collections” means, with respect to any Collection Period, all amounts paid on or with respect to the Receivables, including all payments of principal and interest, cancellation fees, administrative fees, expenses and charges, late fees, payment fees, liquidation fees, Net Liquidation Proceeds, proceeds of Insurance Policies and any Substitution Adjustment Amounts, and received by the Servicer on or with respect to the Receivables during such Collection Period; provided, however, Collections shall not include taxes, assessments, Advanced Insurance Premiums repaid by an Obligor or similar items or Repurchase Amounts.

“Collection Account” means the collection account designated in the Series Supplement.

“Collection Period” means, (i) with respect to the first Distribution Date, the period beginning on the opening of business on the day after the related Cut-off Date and ending on the close of business on the last day of the calendar month preceding such Distribution Date and (ii) with respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to all applications of Collections on such day.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the Securities and Exchange Commission.

“Contract” means a motor vehicle retail installment sales contract or a loan and security agreement, as applicable.

“Controlling Party” has the meaning assigned to such term in the Series Supplement.

“Corporate Trust Office” has the meaning assigned to such term in the Series Supplement.

“Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued a final order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Cut-off Date” means, except as otherwise provided in the Series Supplement, with respect to a Receivable, the date designated in the related Transfer Agreement as the Cut-off Date for such Receivable transferred to the Trust on the related Transfer Date.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable, directly or indirectly, to HAFI or one of its Affiliates under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between HAFI or one if its Affiliates and a Dealer relating to the acquisition of Receivables from a Dealer by HAFI or one of its Affiliates.

“Dealer Assignment” means, with respect to a Receivable, the assignment by a Dealer conveying such Receivable to HAFI or one of its Affiliates.

“Delivery” means, with respect to Trust Account Property:

(1)           (a)           with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Article 9 of the UCC, transfer thereof:

(i)            by physical delivery to the Administrator, indorsed to, or registered in the name of, the Administrator or its nominee or indorsed in blank;

(ii)           by the Administrator continuously maintaining possession of such instrument; and

(iii)          by the Administrator continuously indicating by book-entry that such instrument is credited to the related Trust Account;

(b)           with respect to a “certificated security” (as defined in Article 8 of the UCC), transfer thereof:

(i)            by (x) physical delivery of such certificated security to the Administrator, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Administrator or indorsed in blank, and (y) the Administrator continuously maintaining possession of such certificated security; or

(ii)           by another Person (not a securities intermediary) (1) acquiring possession of such certificated security on behalf of the Administrator, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Administrator or indorsed in blank, or (2) having acquired possession of such certificated security, acknowledging that it holds such certificated security for the Administrator, and, in either such case, continuously maintaining possession of such certificated security; and

by the Administrator continuously indicating by book-entry that such certificated security is credited to the related Trust Account;

(c)           with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book entry regulations, transfer thereof pursuant to the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC:

(i)            by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Administrator of the purchase by the securities intermediary on behalf of the Administrator of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Administrator and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Administrator or such additional or alternative procedures as are appropriate under applicable law to effect a complete transfer of ownership of such property to the Administrator or its nominee or custodian; or (y) continuous book-entry registration of such property to a book-entry account maintained by the Administrator with a Federal Reserve Bank; and

(ii)           by the Administrator continuously indicating by book-entry that such property is credited to the related Trust Account;

(d)           with respect to any asset in the Trust Accounts that is an “uncertificated security” (as defined in Article 8 of the UCC) and that is not governed by clause (c) above or clause (e) below:

(i)            transfer thereof:

(A)          by registration to the Administrator as the registered owner thereof, on the books and records of the issuer thereof; or

(B)           by another Person (not a securities intermediary) (1) becoming the registered owner of the uncertificated security on behalf of the Administrator, or (2) having become the registered owner of the uncertificated security, acknowledging that it holds such uncertificated security for the Administrator; or

(ii)           the issuer of the uncertificated security has agreed that it will comply with instructions originated by the Administrator with respect to such uncertificated security without further consent of the registered owner thereof; and

the Administrator continuously indicating by book-entry that such uncertificated security is credited to the related Trust Account;

(e)           in the case of a security in the custody of or maintained on the books of a clearing corporation (as defined in Article 8 of the UCC) or its nominee, transfer thereof by causing:

(i)            the relevant clearing corporation to credit such security to a securities account of the Administrator at such clearing corporation; and

(ii)           the Administrator to continuously indicate by book-entry that such security is credited to the related Trust Account; or

(f)            with respect to a “security entitlement” (as defined in Article 8 of the UCC) to be transferred to or for the benefit of the Administrator and not governed by clauses (c) or (e) above, transfer thereof by:

(i)            a securities intermediary’s (A) indicating by book entry that the underlying “financial asset” (as defined in Article 8 of the UCC) has been credited to the Administrator’s “securities account” (as defined in Article 8 of the UCC), (B) receiving a financial asset from the Administrator or acquiring the underlying financial asset for the Administrator, and in either case, accepting it for credit to the Administrator’s securities account, or (C) becoming obligated under other law, regulation or rule to credit the underlying financial asset to the Administrator’s securities account,

(ii) the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Administrator; and continuously indicating by book-entry that such securities entitlement is credited to the Administrator’s securities account; and

(iii) the Administrator’s continuously indicating by book-entry that such security entitlement (or all rights and property of the Administrator representing such securities entitlement) is credited to the related Trust Account; and/or

(2)           In the case of any such asset, (i) compliance with such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such Trust Account Property to the Administrator free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof, and (ii) the Administrator’s continuously indicating by book entry that such asset is credited to the related Trust Account.

In each case of delivery contemplated herein, the Administrator shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

“Determination Date” means, unless otherwise provided in the Series Supplement, the second Business Day preceding each Distribution Date.

“Distribution Date” has the meaning assigned to such term in the Series Supplement.

“Eligibility Criteria” means the criteria set forth in the Schedule of Eligibility Criteria.

“Eligible Account” means, except as otherwise provided in the Series Supplement, either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank), provided that such institution also must have a rating of Baa3 or higher from Moody’s, a rating of BBB- or higher from Standard & Poor’s and a rating of BBB- or higher from Fitch, in each case only if such Person is a Rating Agency, with respect to long-term deposit obligations, or such other lower ratings acceptable to the Rating Agency.

“Eligible Bank” means, except as otherwise provided in the Series Supplement, any depository institution (which shall initially be the Administrator), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) (i) has at least a rating of P-1 from Moody’s, A-1 from Standard & Poor’s and F1 from Fitch, in each case only if such Person is a Rating Agency, with respect to short-term deposit obligations, or such other lower ratings acceptable to the Rating Agency, or (ii) if such institution has issued long-term unsecured debt obligations, a rating acceptable to the Rating Agency with respect to long-term unsecured debt obligations.

“Eligible Investments” shall mean, except as otherwise provided in a Series Supplement, (i) negotiable instruments or securities represented by instruments in bearer or registered form (or, in the case of Eligible Investments described in clause (a) of this definition, book-entry securities representing such obligations), or (ii) securities entitlements (as defined in Article 8 of the UCC) arising from Delivery of any such negotiable instruments or securities in accordance with the provisions of clause (1)(f) of the definition of such term, or (iii) in the case of deposits described below, deposit accounts held in the name of the Administrator in trust for the benefit of the Holders of the Securities, subject to the exclusive custody and control of the Administrator and for which the Administrator has sole signature authority, which evidence or arise out of, as the case may be:

(a)           direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depositary institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be satisfactory to the Rating Agency, and provided further that the “jurisdiction” of such depositary institution or trust company, for purposes of Article 9 of the UCC, shall be a state in which Revised Article 9 of the UCC has become effective and in which security interests in deposit accounts are subject to Article 9, as in effect therein;

(c)           commercial paper (having original or remaining maturities of not more than 30 days) having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating satisfactory to the Rating Agency;

(d)           investments in money market funds having, at the time of the Trust’s investment therein, a rating satisfactory to the Rating Agency;

(e)           demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust’s investment therein, a rating satisfactory to the Rating Agency;

(f)            bankers’ acceptances (having original maturities of no more than 365 days) issued by a depository institution or trust company referred to in (b) above;

(g)           (x) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency or (y) notes which are payable on demand issued by HSBC Finance Corporation; provided such notes will constitute Eligible Investments only if HSBC Finance Corporation has, at the time of the Trust’s investment in such notes, a commercial paper rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch (or such other rating as shall be satisfactory to such Rating Agency); or

(h)           any other investment of a type or rating that is acceptable to the Rating Agency.

Any of the foregoing Eligible Investments may be purchased by or through the Administrator, the Indenture Trustee or through any of their respective Affiliates.

“Eligible Servicer” means HSBC Finance Corporation, which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (v) has a net worth of at least $50,000,000.

“Eligible Subservicer” means HSBC Auto Finance Inc. or any wholly owned subsidiary of HSBC Finance Corporation which at the time of its appointment as Subservicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financed Vehicle” means a new or used automobile, light duty truck or van securing an Obligor’s indebtedness under the respective Receivable.

“Fitch” means Fitch Inc., or its successor.

“Grant” has the meaning assigned to such term in the Indenture.

“HACI” means HSBC Auto Credit Inc., a Delaware corporation. For the avoidance of doubt, HACI is an Affiliate of HAFI.

“HAFI” means HSBC Auto Finance Inc., a Delaware corporation.

“Indenture” has the meaning assigned to such term in the Series Supplement.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

“Indenture Trustee Fee” means the fees and reasonable out-of-pocket expenses due to the Indenture Trustee as may be set forth in that certain fee agreement dated as of the date hereof between the Servicer and the Indenture Trustee.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Period” has the meaning assigned to such term in the Series Supplement.

“Issuer” means HSBC Automotive Trust (USA) 2006-2, a Delaware statutory trust formed under the laws of the State of Delaware.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor, provided that the lien created by this Agreement or the Indenture shall not be deemed to constitute a Lien.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which only issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

“Liquidated Receivable” means, with respect to any Collection Period, upon the earliest of any of the following to occur, a Receivable as to which (i) such Receivable has been liquidated by the Servicer through the sale of the Financed Vehicle, (ii) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (iii) proceeds have been received in respect of such Receivable which, in the Servicer’s reasonable judgment, constitute the final amounts recoverable in respect of such Receivable or (iv) 10% or more of a Scheduled Payment shall have become 150 or more days delinquent (or, in the case where the Obligor of such Receivable is subject to an Insolvency Event, 10% or more of a Scheduled Payment shall have become 210 or more days delinquent); provided, however, that the number of days specified in either clause (ii) or (iv) may at the election of the Servicer be such shorter number of days as may from time to time be consistent with the Servicer’s then-current collection policy. Any Receivable that becomes a Repurchased Receivable on or before the related Accounting Date shall not be a Liquidated Receivable.

“LPI Policy” has the meaning assigned to such term in Section 4.4(b).

“Master Receivables Purchase Agreements” has the meaning assigned to such term in the Series Supplement.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable:

the account number; the originating Dealer or Alliance Relationship, if any; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn or received from any Series Support) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero; provided, further, that, so long as amounts are not traced to specific Receivables the Servicer shall reasonably estimate, on or prior to each Accounting Date, the amount of Net Liquidation Proceeds attributable to the Series Trust Estate.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” has the meaning assigned to such term in the Indenture.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means an opinion of counsel who may be counsel to the Servicer or the Seller, acceptable to the Indenture Trustee and/or the Administrator, as the case may be.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(a)(ii) through (xii) of this Agreement.

“Outstanding” has the meaning assigned to such term in the Indenture.

“Outstanding Amount” has the meaning assigned to such term in the Indenture.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means the Person acting as Owner Trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

“Payment Record” means the record maintained by the Servicer for the Trust as provided in Section 4.2(e) hereof.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Actuarial Method, or the Simple Interest Method, as appropriate and (ii) any Cram Down Loss in respect of such Receivable. The “Principal Balance” of a Repurchased Receivable or Liquidated Receivable shall be deemed to be zero.

“Rating Agency” has the meaning assigned to such term in the Series Supplement.

“Receivables” has the meaning assigned to such term in the Series Supplement.

“Receivable Files” means the documents specified in Section 3.3.

“Receivables Purchase Agreement Supplement” means any Receivables Purchase Agreement Supplement to any Master Receivables Purchase Agreement.

“Record Date” with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Series Supplement.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1, 506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Documents” has the meaning assigned to such term in the Series Supplement.

“Repurchase Amount” means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of the date of repurchase, provided that, reductions in the Principal Balance resulting from such Receivable becoming a Liquidated Receivable shall be disregarded.

“Repurchased Receivable” means a Receivable purchased by the Servicer pursuant to Section 4.7 or repurchased by the Seller pursuant to Section 3.2 or the Servicer pursuant to Section 11.1(a).

“Schedule of Eligibility Criteria” means the Schedule of Eligibility Criteria attached as Schedule I to the Series Supplement.

“Schedule of Receivables” has the meaning assigned to such term in the Series Supplement.

“Scheduled Payment” means, with respect to any Collection Period for any Receivable, the sum of (i) the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period and (ii) any outstanding Advanced Insurance Premiums. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, as amended, or similar state legislation or regulation, or (iii) modifications or extensions of the Receivable permitted by Sections 4.2(b) and (c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation under the Receivable with respect to such Collection Period as so modified.

“Secured Parties” has the meaning assigned to such term in the Series Supplement.

“Securities” means the Notes and the Certificates.

“Securityholders” means the Noteholders and the Certificateholders.

“Seller” means HSBC Auto Receivables Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Series” means the Notes and Certificates issued pursuant to the Series Supplement.

“Series 2006-2 Notes” shall have the meaning assigned to such term in the Series Supplement.

“Series Supplement” means, the Series Supplement, dated as of the Closing Date, to this Agreement, the Indenture and the Trust Agreement, among the Servicer, the Issuer, the Seller, the Indenture Trustee, the Owner Trustee, the Delaware Trustee (if any) and the Administrator, as such agreement may be amended or supplemented from time to time.

“Series Support” means any such rights and benefits as specified in the Series Supplement provided to the Indenture Trustee or the Noteholders of any Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, interest rate swap agreement, tax protection agreement or other similar arrangement. The subordination of any Class to another Class shall be deemed to be Series Support. Notwithstanding that such Series Support may be held by or in favor of the Indenture Trustee for the benefit of any Class, only those Class(es) to which such Series Support relates shall have any rights with respect thereto and all payments thereunder received by the Indenture Trustee (or the Administrator on its behalf) shall be distributed exclusively as prescribed in the Series Supplement.

“Series Trust Estate” has the meaning assigned to such term in the Series Supplement.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means HSBC Finance Corporation, as the servicer of the Receivables, and each Successor Servicer pursuant to Section 10.3.

“Servicer Credit Facility” means the credit facility maintained by the Servicer with a Servicer Credit Facility Issuer pursuant to Section 4.2(e).

“Servicer Credit Facility Issuer” means a depository institution or insurance company that qualifies pursuant to Section 4.2(e).

“Servicer’s Certificate” has the meaning assigned to such term in the Series Supplement.

“Servicer Termination Event” means an event specified in Section 10.1.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” has the meaning assigned to such term in the Series Supplement.

“Servicing Fee Rate” means the rate per annum specified in the Series Supplement.

“Simple Interest Method” means the method of allocating a fixed level monthly payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) the fixed rate of interest on such obligation, (b) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 or 360 days (as applicable in the underlying document) in the calendar year) elapsed since the preceding payment under the obligation was made and (c) the outstanding principal balance of such obligation.

“Simple Interest Receivable” means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“Subservicer” means, initially, HSBC Auto Finance Inc., and any Eligible Subservicer with whom the Servicer has entered into an agreement relating to subservicing the Receivables.

“Successor Servicer” has the meaning assigned to such term in Section 10.3(a).

“Support Default” means a default relating to an Insolvency Event with respect to, or the performance of, a Support Provider.

“Support Provider” means the Person, if any, designated in the Series Supplement, as providing any Series Support, other than HSBC Finance Corporation or any of its Affiliates or the Noteholders of any Class which is subordinated to any other Class.

“Transfer Agreement” means the agreement among the Issuer, the Seller, the Servicer, the Indenture Trustee and the Administrator, substantially in the form of Exhibit A.

“Transfer Date” means, with respect to Receivables, any date on which Receivables are to be transferred to the Trust pursuant to this Agreement and a related Transfer Agreement.

“Treasury Regulations” has the meaning assigned to such term in the Trust Agreement.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning assigned to such term in the Series Supplement.

“Trust Agreement” has the meaning assigned to such term in the Series Supplement.

“Trust Officer” means, (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any President, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Financial Services Officer or any other officer of the Indenture Trustee, customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of the Indenture, (ii) in the case of the Administrator, any officer within the Corporate Trust Office of the Administrator, and (iii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents or Related Documents on behalf of the Owner Trustee.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of this Agreement.

SECTION 1.2.        Other Interpretive Provisions. (a)  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, the Series Supplement or the Trust Agreement.

(b)           All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d)           Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e)           Any term defined herein, which is otherwise defined in the Series Supplement, shall have the meaning specified therefor in the Series Supplement, whether or not the definition in this Agreement includes a phrase to the effect that such term may be otherwise defined in the Series Supplement.

(f)            In the event that with respect to the Series there is no Support Provider, any references herein or in any other of the Basic Documents to the consent of, or acceptability to, the Support Provider shall be deemed to be deleted.

(g)           In the event that with respect to the Series, the Indenture and Series Supplement do not provide for the purchase by the Noteholders of Additional Principal Amounts, any references herein or in any other Basic Document to Additional Principal Amounts shall be deemed to be deleted.

SECTION 1.3.        Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms “include” or “including” mean “include without limitation” or “including without limitation;” the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of Schedules and Exhibits to this Agreement.

SECTION 1.4.        Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day, or as of the first day of an Interest Period shall refer to the opening of business on such day. All references to the last day of an Interest Period shall refer to the close of business on such day.

SECTION 1.5.        No Recourse. Without limiting the obligations of the Servicer or Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Servicer or Seller, or of any of their respective Affiliates, predecessors or successors.

SECTION 1.6.        Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of HAFI or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which a Trust Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.

ARTICLE II

Conveyance of Receivables

SECTION 2.1.        Conveyance of Receivables. (a)  Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer’s delivery to or upon the order of the Seller on a Transfer Date (which may include the Closing Date) of the net proceeds of the issuance of Notes or from any Additional Principal Amount thereunder and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the Series Supplement, the Seller shall, from time to time, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

(i)            each and every Receivable listed on the Schedule of Receivables and all monies paid or payable thereon or in respect thereof after the related Cut-off Date (including amounts due on or before such Cut-off Date but received by HSBC Finance, the Servicer, HAFI or any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement or the Seller after such Cut-off Date);

(ii)           the security interests in the related Financed Vehicles granted by Obligors pursuant to the related Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)          all rights of HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement against the Dealers pursuant to Dealer Agreements or Dealer Assignments or against the Alliance Relationships pursuant to Alliance Agreements and Alliance Assignments related to such Receivables;

(iv)          any proceeds and the right to receive proceeds with respect to such Receivables repurchased by a Dealer pursuant to a Dealer Agreement or by an Alliance Relationship pursuant to an Alliance Agreement;

(v)           all rights under any Service Contracts on the related Financed Vehicles;

(vi)          any proceeds and the right to receive proceeds with respect to such Receivables from claims on any Insurance Policy covering the related Financed Vehicles or Obligors;

(vii)         all items contained in the related Receivables Files with respect to the Receivables; and any and all other documents that HAFI or any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement, the Seller or the Servicer, as applicable, keeps on file in accordance with its customary procedures relating to the related Receivables, the Obligors or the Financed Vehicles;

(viii)        all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof);

(ix)           all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Seller pursuant to liquidation of such Receivable;

(x)            all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Master Receivables Purchase Agreements and the Receivables Purchase Agreement Supplements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFI or any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, under each of the Master Receivables Purchase Agreements and the related Receivables Purchase Agreement Supplements, after the related Cut-off Date;

(xi)           on the Closing Date, one share of Class SV Preferred Stock of the Seller together with the exclusive right to vote such share; and

(xii)          all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, investment property, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)           The Seller shall transfer to the Issuer the Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date (if the Transfer Date is not also the Closing Date):

(i)            the Seller shall have provided the Indenture Trustee, the Administrator and the Owner Trustee with an Addition Notice not later than five days prior to such Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the related Receivables;

(ii)           the Seller shall have delivered to the Owner Trustee a duly executed Transfer Agreement which shall include supplements to Schedule A (which may be in electronic format), listing the Receivables to be transferred to the Issuer;

(iii)          the Servicer, on behalf of the Issuer, shall have delivered to the Indenture Trustee and the Administrator a supplemental schedule to the Series Supplement (which may be in electronic format), listing the Receivables to be pledged to the Indenture Trustee under the Indenture;

(iv)          the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all Collections received after the related Cut-off Date in respect of the Receivables to be transferred;

(v)           as of each Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Receivables on such Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

(vi)          each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Receivables to be transferred on such Transfer Date shall be true and correct as of the related Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

(vii)         the Seller shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Transfer Agreement have been sold to the Trust pursuant to this Agreement;

(viii)        the Seller shall have taken any action necessary or, if required by the Indenture Trustee, advisable to obtain and maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate;

(ix)           the Issuer shall have taken any action necessary or, if required by the Indenture Trustee, advisable to obtain and maintain the first priority perfected security interest of the Indenture Trustee, for the benefit of the Noteholders, in the Series Trust Estate;

(x)            no selection procedures adverse to the interests of the Noteholders or any Support Provider shall have been utilized in selecting the related Receivables;

(xi)           the addition of any such Receivables shall not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, or cause the Notes to fail to qualify as debt for federal income tax purposes;

(xii)          if required by any of the Related Documents, the Issuer shall simultaneously transfer to the Administrator any amounts required to be deposited in the related Trust Accounts with respect to the Receivables transferred on such Transfer Date; and

(xiii)         the Seller shall have delivered to the Indenture Trustee and the Administrator an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Receivable on the date required as specified above, the Seller will immediately repurchase such Receivable from the Trust, at a price equal to the Repurchase Amount thereof, in the manner specified in Section 5.4.

It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each related Transfer Agreement shall constitute a sale of the related Receivables, other than for federal income tax purposes, and the related Other Conveyed Property from the Seller to the Issuer and the beneficial interest in and title to such property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and thereby is held not to be a sale, this Agreement and the related Transfer Agreement and financing statements described in this Agreement, shall constitute a Grant by the Seller of a valid and continuing first priority perfected security interest in the property referred to in this Section 2.1 to the Issuer. The Seller hereby authorizes the Issuer to file such financing statements as it deems necessary in connection with the security interest granted pursuant to the preceding sentence.

(c)           Notwithstanding the provisions of this Section 2.1 and any other provisions of any Transaction Document that purport to allow multiple conveyances of Receivables from the Seller to the Issuer, the parties hereto agree that, other than the conveyance of (i) the Receivables on the Closing Date and (ii) any Eligible Substitute Receivables on any date hereafter, the Seller shall not convey any Receivables to the Trust pursuant to this Agreement or any Transfer Agreement.

SECTION 2.2.        Further Encumbrance of Owner Trust Estate. (a)  Immediately upon the conveyance to the Trust by the Seller of Receivables and the related Other Conveyed Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such Receivables and such Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b)           Immediately upon the vesting of any Receivables and the related Other Conveyed Property, the Trust shall have the sole right to pledge or otherwise encumber such property subject to the terms of the Basic Documents. Pursuant to the Indenture and the Series Supplement, the Trust will grant a security interest in the Series Trust Estate to secure the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Receivables and the Other Conveyed Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth in the Series Supplement.

(c)           The Indenture Trustee shall hold the Series Trust Estate for the benefit of the Secured Parties. Following the payment in full of the Notes and the release and discharge of the Indenture and the Series Supplement, all covenants of the Issuer under Article III of the Indenture and the Series Supplement shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Secured Parties prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture and the Series Supplement, following the discharge of the Indenture and the Series Supplement, shall vest in the Certificateholders.

(d)           The Indenture Trustee shall, at such time as there are no Securities outstanding and all sums due to the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture as supplemented by the Series Supplement, have been paid, pursuant to Section 4.1 of the Indenture, and subject to satisfaction of the conditions set forth therein, release the Lien of the Series Supplement and the Indenture with respect to the Series Trust Estate.

ARTICLE III

The Receivables

SECTION 3.1.        Representations and Warranties of Seller. The Seller represents and warrants as to the related Receivables that the representations and warranties set forth on the Schedule of Eligibility Criteria are, or will be, true and correct as of the respective dates specified in such Schedule. The Issuer is deemed to have relied on such representations and warranties in acquiring the related Receivables and the related Securityholders shall be deemed to rely on such representations and warranties in purchasing the Notes and Certificates or any Additional Principal Amounts thereunder. Such representations and warranties shall survive the sale, transfer and assignment of the Owner Trust Estate to the Issuer and any pledge of the Series Trust Estate to the Indenture Trustee pursuant to the Indenture and the Series Supplement.

SECTION 3.2.        Repurchase upon Breach. (a)  The Seller, the Servicer, any Trust Officer of the Indenture Trustee, the Administrator or the Owner Trustee, as the case may be, shall inform each of the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1; provided, however, that the failure to give any such notice shall not derogate from any obligations of the Seller under this Section 3.2. As of the last day of the second (or, if the Seller so elects, the first, or with respect to any exceptions appearing on any exception report delivered by the Indenture Trustee, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach (or such longer period not in excess of 120 days, as may be agreed upon by the Indenture Trustee and the Servicer), unless such breach is cured by such date, the Seller shall have an obligation to repurchase or cause HAFI or an Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, to repurchase any Receivable in which the interests of the Securityholders are materially and adversely affected by any such breach. In consideration of and simultaneously with the repurchase of the Receivables, the Seller shall remit, or cause HAFI or an Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, to remit, to the Collection Account the Repurchase Amount in the manner specified in Section 5.4 and the Owner Trustee on behalf of the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator and the related holders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase by the Seller of the Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of HAFI or an Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, to the Seller to repurchase such Receivables pursuant to the related Master Receivables Purchase Agreement. None of the Owner Trustee, the Indenture Trustee or the Administrator shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

(b)           Pursuant to Section 2.1 of this Agreement and pursuant to the related Transfer Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Master Receivables Purchase Agreements and the related Receivables Purchase Agreement Supplements, including the Seller’s rights under the Master Receivables Purchase Agreements and the delivery requirements, representations and warranties and the cure or repurchase obligations of HAFI or an Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of HAFI or an Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement and HSBC Finance Corporation under the Master Receivables Purchase Agreements.

SECTION 3.3.        Custody of Receivables Files. In connection with the sale, transfer and assignment of the Receivables to the Trust pursuant to this Agreement and pursuant to the related Transfer Agreement, the Servicer shall act, until such time as the Servicer resigns as Servicer or is replaced as Servicer pursuant to the terms of this Agreement, as custodian for the benefit of the Indenture Trustee of the following documents or instruments with respect to each Receivable:

(i)            The fully executed original of the Contract (together with any agreements modifying the Contract, including, without limitation, any extension agreements);

(ii)           The original credit application, or a physical or electronic copy thereof, of each Obligor, fully executed by each such Obligor on the customary form used by HAFI, an Affiliate of HAFI, the related Dealer, or the related Alliance Relationship, as applicable, or on a form approved by HAFI or an Affiliate of HAFI, as applicable, for such application; and

(iii)          (A) The Lien Certificate (when received), unless such Lien Certificate is currently being held by a third party on behalf of the Servicer, in accordance with the Servicer’s customary procedures, and otherwise such documents, if any, that HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, as applicable, keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement as first lienholder or secured party (including any Lien Certificate received by HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, as applicable), or, (B) documentation reflecting the assignment of an Alliance Relationship’s interest in the Lien Certificate, or (C) if such Lien Certificate has not yet been received, a copy of the application therefor, showing any of HAFI, any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement, an Alliance Relationship assigning its interest in the Lien Certificate or a Dealer as secured party (in the case of a Dealer, the application shall be to obtain title in the name of HAFI or any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement); and

(iv)          Documents evidencing or relating to any Insurance Policy, to the extent such documents are maintained by or on behalf of the Seller, HAFI or any Affiliate of HAFI that is a seller under a Master Receivables Purchase Agreement, unless such documents are currently being held by a third-party on behalf of the Servicer, in accordance with the Servicer’s customary procedures.

At such time as the Servicer resigns as Servicer or is replaced as Servicer pursuant to the terms of this Agreement, the Successor Servicer shall act as custodian of the Receivables Files.

Notwithstanding the foregoing, the Servicer may appoint a subcustodian, which subcustodian may hold physical possession of some or all of the Receivable Files. The Indenture Trustee shall have no liability for the acts or omissions of any custodian or subcustodian.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1.        Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust (and also on behalf of the Indenture Trustee and the Noteholders) and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement, the Indenture and the Series Supplement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and/or motor vehicle installment loans and, to the extent more exacting, the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as HSBC Finance Corporation is the Servicer, it shall comply with the standard and customary procedures for servicing all of its comparable motor vehicle receivables. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending monthly billing statements to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee, the Administrator and the Noteholders with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and HSBC Finance Corporation shall make commercially reasonable efforts to obtain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Alliance Agreements, the Alliance Assignments, the Master Receivables Purchase Agreements, and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments, Alliance Agreements, the Alliance Assignments, the Master Receivables Purchase Agreements, and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. In performing such duties, the Servicer or any Subservicer may delegate their duties in accordance with Section 9.5 hereof. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee and the Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

SECTION 4.2.        Collection of Receivable Payments; Modifications of Receivables. (a)  Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Alliance Agreements, the Alliance Assignments, the Master Receivables Purchase Agreements, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. Consistent with the foregoing, the Servicer may, if it determines in its reasonable judgment that such action would maximize the amount to be received by the Trust, arrange for the sale by the Trust of Liquidated Receivables with respect to which the related Financed Vehicle has been sold, and the net proceeds of such sale shall be included in Net Liquidation Proceeds. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b)           The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor’s regular due date to a date within 30 days of when such due date occurs or (ii) re-amortize the Obligor’s obligation under the Receivable following a partial prepayment of principal; provided, however, that no re-amortization permitted by this clause (ii) shall extend the maturity date of any Receivable. The Servicer may elect, at any time and from time to time in accordance with its customary procedures, to defer a Scheduled Payment for one month; provided, however, that (i) the Obligor has paid all amounts due on the Receivable as of the date such deferral is granted, (ii) the Servicer believes in good faith that such deferral will maximize the amount to be received with respect to such Receivable and is otherwise in the best interests of the Trust and (iii) a deferral permitted by this sentence shall not extend the maturity date of such Receivable.

(c)           The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date of the Notes, the Servicer will (or will cause HAFI as subservicer to) promptly purchase such Receivable by depositing the related Repurchase Amount into the Collection Account.

(d)           Except as otherwise provided below in Section 4.2(e) hereof, the Servicer shall deposit Collections in immediately available funds on or with respect to Receivables into the Collection Account as promptly as possible after the date of processing of such Collections, but in no event later than the second Business Day following the date of processing.

(e)           Subject to the express terms of the Series Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as (i) HSBC Finance Corporation remains the Servicer and maintains a commercial paper rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch (or such other rating as shall be satisfactory to such Rating Agency), in each case only if such Person is a Rating Agency, and for five Business Days following any reduction of any such rating or (ii) a Servicer Credit Facility is maintained in effect by the Servicer in form and substance acceptable to the Rating Agency (such acceptability to be evidenced in writing by the Rating Agency to the effect that failure to make the aforementioned deposit on the basis of the maintenance of the Servicer Credit Facility will not adversely affect the then current rating of the Notes) issued by a Servicer Credit Facility Issuer having a rating on its (A) short-term obligations of at least P-1 by Moody’s, A-1 by Standard & Poor’s and F1 by Fitch (or such other rating as shall be satisfactory to such Rating Agency), in each case only if such Person is a Rating Agency, and (B) long term obligations of at least A2 by Moody’s, A by Standard & Poor’s, and A by Fitch, in each case only if such Person is a Rating Agency, the Servicer shall not be required to make deposits of Collections on or with respect to Receivables as provided in Section 4.2(d), but may make one or more deposits of Collections (excluding any portion of such funds which the Servicer may retain in accordance with Section 4.8 or pay directly to the Seller in its capacity as Certificateholder in accordance with Section 5.1(f)) with respect to the Series Trust Estate with respect to a Collection Period into the Collection Account in immediately available funds not later than 1:00 P.M., Central time, on the Business Day immediately preceding the related Distribution Date. The Servicer shall give written notice to the Indenture Trustee and the Administrator if it is required to deposit funds in accordance with Section 4.2(d). If, during any Collection Period that the Servicer is required to deposit funds in accordance with Section 4.2(d), the Servicer satisfies either condition of the first sentence of this Section 4.2(e) such that the Servicer is no longer required to deposit funds in accordance with Section 4.2(d), the Servicer may, as of the date of such satisfaction but subject to the provisions of this Section 4.2(e), withdraw from the Collection Account all of the Collections which it has deposited thereto in accordance with Section 4.2(d) during such Collection Period, and retain such funds in the manner provided in the first sentence of this Section 4.2(e).

(f)            Notwithstanding anything else in the Basic Documents to the contrary, with respect to any Collection Period and whether the Servicer is required to make deposits of Collections pursuant to Section 4.2(d) or Section 4.2(e), (i) the Servicer shall only be required to deposit Collections into the Collection Account up to an aggregate amount of Available Funds required to be distributed on or prior to the related Distribution Date pursuant to the terms of the Basic Documents and (ii) if at any time prior to such Distribution Date the amount of Collections deposited into the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall be permitted to direct the Administrator to withdraw the excess from the Collection Account and pay such amount pursuant to the Basic Documents. Subject to the immediately preceding sentence, the Servicer may retain its Servicing Fee pursuant to Section 4.8 and shall not be required to deposit it in the Collection Account.

(g)           In the event that a Servicer Credit Facility is maintained and HSBC Finance does not maintain the commercial paper rating prescribed in Section 4.2(e)(i) above, the Servicer shall within two Business Days of the date of processing of Collections on or with respect to Receivables notify the Indenture Trustee, the Administrator and the Servicer Credit Facility Issuer in writing of the amount of Collections that would otherwise be deposited in the Collection Account and the Servicer shall establish and maintain for the Trust a Payment Record in which the payments on or with respect to the Receivables shall be credited and the Servicer shall notify the Indenture Trustee, the Administrator and the Servicer Credit Facility Issuer in writing as promptly as practicable (but in any event prior to the Determination Date for the following Distribution Date) of the amounts so credited on or with respect to the Receivables that are to be included in Collections (as determined for this purpose after giving effect to the exclusions described above) for the related Distribution Date and of the amounts so credited which will constitute a part of Collections (as determined for this purpose after giving effect to the exclusions described above) for the second following Distribution Date. The Payment Record shall be made available for inspection during normal business hours of the Servicer upon request of the Indenture Trustee, the Administrator or any Servicer Credit Facility Issuer.

SECTION 4.3.        Realization Upon Receivables. (a)  Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which 10% or more of a Scheduled Payment has become 150 days delinquent (other than in the case of Financed Vehicles where neither the Financed Vehicle nor the Obligor can be physically located by the Servicer (using procedures consistent with the standards, policies and procedures of the Servicer required by this Agreement) and other than in the case of an Obligor who is subject to a bankruptcy proceeding); provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers or Alliance Relationships, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions, including, without limitation, entering into settlements with Obligors, by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle but only from the liquidation proceeds of the vehicle or under the related Dealer Agreement or Alliance Agreement. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b)           If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Dealer Assignment, Alliance Agreement or Alliance Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement, Dealer Assignment, Alliance Agreement or Alliance Assignment, for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Dealer Assignment, Alliance Agreement or

Alliance Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce such Dealer Agreement, Dealer Assignment, Alliance Agreement or Alliance Assignment, the Indenture Trustee, at the Servicer’s written direction and expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Dealer Agreement, Dealer Assignment, Alliance Agreement or Alliance Assignment, including bringing suit in its name or the name of the Seller, the Trust or the Owner Trustee. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(d) or 4.2(e), as applicable.

SECTION 4.4.        Insurance. (a)  The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under an insurance policy covering physical loss and damage to the related Financed Vehicle and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to obtain such physical loss and damage insurance, naming HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, as applicable, and its successors and assigns as loss payee, and with respect to liability coverage, additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in the related Eligibility Criteria (including, without limitation, during the repossession of such Financed Vehicle) the Servicer shall, in accordance with its customary servicing procedures, enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures.

(b)           The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the Insurance Policy, the premiums for such insurance (such insurance policy being referred to herein as an “LPI Policy”). All LPI Policies shall be endorsed with clauses providing for loss payable to the Servicer or a Seller. Any cost incurred by the Servicer in maintaining such LPI Policy shall be recoverable only out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c)           In connection with any LPI Policy obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay any Advanced Insurance Premiums to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. The Servicer will not add any Advanced Insurance Premium to the Principal Balance of the related Receivable, and amounts allocable thereto will not be available for distribution on the Notes. The Servicer shall retain and separately administer the right to receive payments from or pay rebates to Obligors with respect to LPI Policies. If an Obligor makes a payment with respect to a Receivable having an LPI Policy in place that is less than the Scheduled Payment, then, unless otherwise required by applicable law or the terms of the related Receivable, the Servicer shall apply the payment first to any accrued and unpaid interest on the Receivable, then to any outstanding Advanced Insurance Premium, and then to principal and other amounts due on the Receivable in accordance with the Servicer’s standard and customary servicing procedures. Unless otherwise required by applicable law or the terms of the related Receivable, Net Liquidation Proceeds on any Receivable will be applied first to the Principal Balance until paid in full, then to other amounts due from the Obligor, including any outstanding Advanced Insurance Premiums, in accordance with the terms of the related Receivable and the Servicer’s standard and customary servicing procedures.

(d)           The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Indenture Trustee, at the Servicer’s written direction and expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust or the Owner Trustee.

SECTION 4.5.        Maintenance of Security Interests in Vehicles. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust or as the Indenture Trustee shall reasonably request, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Owner Trustee, on behalf of the Trust, hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Seller hereby agrees to cause HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, as applicable, to treat the designation of HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, as applicable, as the secured party on the certificate of title as a designation in its capacity as agent of the Trust for such limited purpose.

SECTION 4.6.        Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables, on which the Administrator relies in authenticating the Notes, on which the Noteholders rely in purchasing the Notes and any Additional Principal Amount thereunder, on which the Owner Trustee relies in executing the Certificates.

The Servicer covenants as follows:

(i)            Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii)           No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Alliance Agreements, the Alliance Assignments, the Master Receivables Purchase Agreements, the Insurance Policies or the Other Conveyed Property;

(iii)          No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2;

(iv)          Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Indenture Trustee for the benefit of the Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names HAFI, the Servicer or any Affiliate thereof as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien in favor of the Indenture Trustee for the benefit of the Secured Parties;

(v)           Servicing of Receivables. The Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its standard and customary procedures for servicing all its other comparable motor vehicle receivables and in compliance with applicable law; and

(vi)          Relocations of Principal Office. The Servicer shall notify in writing the Indenture Trustee and the Administrator of any relocation of the Servicer’s principal office set forth in Section 13.3 hereof and all Receivables Files shall be maintained by the Servicer in the United States.

SECTION 4.7.        Repurchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Seller, or a Trust Officer of any of the Owner Trustee, the Indenture Trustee or the Administrator of a breach of any of the covenants set forth in Sections 4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5 or 4.6 which materially and adversely affects the interests of the Securityholders in any Receivable (including any Liquidated Receivable) or the related Financed Vehicle (or, if such second Accounting Date is more than 45 days after discovery or receipt by the Servicer of notice of such breach, then the first Accounting Date so following), the Servicer shall, unless such breach shall have been cured in all material respects, repurchase from the Trust the Receivable affected by such breach and, on the date specified in Section 5.4, the Servicer shall pay the related Repurchase Amount and deposit such Repurchase Amounts into the Collection Account. It is understood and agreed that the obligation of the Servicer to repurchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach.

SECTION 4.8.        Total Servicing Fee; Payment of Certain Expenses by Servicer. So as long as:  (i) HSBC Finance Corporation is the Servicer, (ii) the Servicer is permitted to make deposits of Collections in accordance with Section 4.2(e) hereof and (iii) the Servicer’s Certificate delivered with respect to such Distribution Date indicates that Available Funds with respect to such Distribution Date are sufficient to make the distributions required to be made on such Distribution Date in respect of the Servicing Fee payable to HSBC Finance Corporation as Servicer (and all other distributions required to be made on such Distribution Date having a higher priority than the distribution of the Servicing Fee payable to HSBC Finance Corporation as Servicer), the Servicer shall be entitled to retain out of amounts otherwise to be deposited in the Collection Account with respect to a Collection Period, the Servicing Fee payable to HSBC Finance Corporation as Servicer for such Collection Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Securityholders, all fees and expenses of the Owner Trustee, the Indenture Trustee and the Administrator), except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of HSBC Finance Corporation. The Servicer shall not be entitled to reimbursement of Advanced Insurance Premiums except as set forth in Section 4.4(c). The Servicer shall be liable for the fees, charges and expenses of the Owner Trustee, the Indenture Trustee, the Administrator, any Subservicer and their respective agents.

SECTION 4.9.        Servicer’s Certificate. No later than 10:00 a.m. Central time on each Determination Date, the Servicer shall deliver to the Administrator, and cause to be delivered via access to its or its Affiliate’s web-site address to the Rating Agencies, the Indenture Trustee and the Owner Trustee, a Servicer’s Certificate executed by a responsible officer or agent of the Servicer containing among other things, all information necessary to enable the Administrator to make the distributions with respect to the related Distribution Date pursuant to the Series Supplement. In addition to the information set forth in the preceding sentence, the Servicer’s Certificate shall also contain the information required by the Series Supplement.

SECTION 4.10.      Annual Statement as to Compliance, Notice of Servicer Termination Event. (a)  The Servicer shall deliver, and, to the extent required by Section 1123 of Regulation AB, shall cause each Subservicer to deliver, to the Seller, the Indenture Trustee, the Administrator and the Owner Trustee an Officer’s Certificate satisfying the requirements of Section 1123 of Regulation AB signed by a responsible officer of the Servicer or such Subservicer, as applicable, for the year ended December 31 (or other applicable date) of the immediately preceding year, and stating that (i) a review of the activities of the Servicer or such Subservicer, as applicable, during the preceding 12-month period (or such shorter or longer, as applicable, period since the Closing Date) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer or such Subservicer, as applicable, has fulfilled in all material respects all of its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Officer’s Certificates referred to in this Section 4.10(a) will be delivered on or before March 15 of each calendar year, beginning March 15, 2007, unless the Issuer is not required to file periodic reports under the Exchange Act, in which case the certificates may be delivered on or before March 31 of each calendar year.

(b)           The Seller or the Servicer shall deliver to the Indenture Trustee, the Administrator, the Owner Trustee, the Servicer or the Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer’s Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

(c)           The Servicer shall, and, to the extent required by Section 1122 of Regulation AB, shall cause each Subservicer to:

(i)    deliver to the Indenture Trustee, the Administrator and the Owner Trustee, a report, for the year ended December 31 of the preceding calendar year, on its assessment of compliance during the preceding calendar year with the Servicing Criteria applicable to it, including disclosure of any material instance of non-compliance identified by the Servicer or such Subservicer, as applicable, that satisfies the requirements of Rule 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii)    cause an independent registered public accounting firm that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Indenture Trustee, the Administrator and the Owner Trustee an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, with respect to each assessment of compliance with Servicing Criteria delivered pursuant to clause (i) above. Such attestation report will be addressed to the board of directors of the Servicer or such Subservicer, as applicable, and to the Indenture Trustee, the Administrator and the Owner Trustee and will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act. The firm may render other services to the Servicer, such Subservicer or the Seller, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 4.10(c) will be delivered on or before March 15 of each calendar year, beginning March 15, 2007, unless the Issuer is not required to file periodic reports under the Exchange Act, in which case the reports may be delivered on or before March 31 of each calendar year.

(d)           If directed by the Seller, the Servicer will prepare, execute, file and deliver all reports, statements, information, certificates or other documentation required to be delivered by the Issuer pursuant to the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules thereunder.

SECTION 4.11.      Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee and the Owner Trustee reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.12.      Fidelity Bond and Errors and Omissions Policy. The Servicer or such Eligible Subservicer that is performing the servicing duties of the Servicer, has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing motor vehicle receivables.

ARTICLE V

Trust Accounts; Distributions;
Statements to Certificateholders and Noteholders

SECTION 5.1.        Establishment of Trust Accounts. (a)  (i)  The Administrator shall establish and maintain the Trust Accounts required to be established and maintained pursuant to the Series Supplement, and such Trust Accounts shall be subject to the sole dominion and control of the Administrator on behalf of the Indenture Trustee for the benefit of the Noteholders.

(ii)                   No Trust Account shall be maintained with an institution other than the Administrator unless such institution agrees in writing to the provisions of this Section 5.1 as if such institution were the Administrator, except that the Administrator shall continue to be the “entitlement holder” of the related Trust Account.

(iii)                  With respect to any Trust Account Property held from time to time in any Trust Account, the Administrator agrees that (A) such Trust Account Property shall at all times be credited in the Administrator’s books and records to the relevant Trust Account, (B) any Eligible Investment constituting a deposit account shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Administrator, and, if the Administrator is not the depositary bank with which such deposit account is maintained, the Administrator shall be the depositary bank’s customer with respect thereto, and (C) any Eligible Investment other than a deposit account shall be held, pending maturity or disposition by the Administrator, in accordance with the relevant terms of the definition of “Delivery.”  The Administrator acknowledges and agrees that (i) each item of property (whether investment property, financial asset, security, instrument, cash or any other type of property) credited to a Trust Account that is a “securities account,” (as defined in Article 8 of the UCC) shall be treated as a “financial asset” within the meaning of Article 8 of the UCC, (ii) it shall act as a “securities intermediary” (as defined in Article 8 of the UCC) with respect to each Trust Account which is a “securities account” and a “bank” (as defined in Article 9 of the UCC) with respect to each Trust Account that is a “deposit account” (as defined in Article 9 of the UCC), and (iii) each Trust Account is either a “securities account” or a “deposit account.”

(b)           Except as otherwise provided in the Series Supplement, funds on deposit in the Trust Accounts shall be invested by the Administrator (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise) which absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investments set forth herein. Unless otherwise agreed in writing by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date and representing the proceeds of Eligible Investments are required to be held overnight in an

Eligible Account and shall be included in Available Funds (as defined in the Series Supplement) for the succeeding Distribution Date.

(c)           All investment earnings of monies deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Administrator in the Collection Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, and any loss resulting from such investments shall be charged to the Collection Account. The Servicer will not direct the Administrator to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Administrator, to make any such investment, if necessary, the Servicer shall deliver to the Administrator and the Indenture Trustee an Opinion of Counsel to such effect.

(d)           The Administrator shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Administrator’s negligence or bad faith.

(e)           If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Administrator by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and the Administrator) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing, the Administrator shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with paragraph (b) above; provided that, if following an Event of Default amounts are to be distributed to Securityholders other than on a Distribution Date, investments shall mature on the Business Day preceding any such proposed date of distribution.

(f)            The Administrator shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Series Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Administrator for the benefit of the Secured Parties. If, at any time, any Trust Account ceases to be an Eligible Account, the Administrator (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Administrator, the Servicer shall notify the Administrator in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Account. The Servicer may net against any deposits required to be made to the Collection Account on the Business Day before any Determination Date amounts that the Seller, as Certificateholder or otherwise, is entitled to receive as distributions from the Collection Account on the related Distribution Date.

SECTION 5.2.        Certain Reimbursements to the Servicer. The Servicer shall be entitled to withhold from amounts otherwise required to be remitted to the Collection Account with respect to a Collection Period an amount in respect of funds deposited with respect to prior Collection Periods in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds; provided, that, such withholding may be made only following certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Administrator as may be necessary in the opinion of the Indenture Trustee and the Administrator to verify the accuracy of such certification.

SECTION 5.3.        Application of Collections. All Collections for the Collection Period shall be applied by the Servicer as follows:  with respect to each Simple Interest Receivable (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than amounts, if any, collected with respect to administrative fees, including late fees, prepayment fees and liquidation fees collected on the Receivable) shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Actuarial Receivable, (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than amounts, if any, collected with respect to administrative fees, including late fees, prepayment fees and liquidation fees collected on the Receivable) shall be applied to interest and principal in accordance with the Actuarial Method.

SECTION 5.4.        Additional Deposits.

(a)           HAFI, any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, HSBC Finance Corporation and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Business Day preceding the Distribution Date following the date on which such obligations are due the aggregate Repurchase Amount with respect to Repurchased Receivables.

(b)           The Servicer agrees for the benefit of the Indenture Trustee that any amounts payable by HAFI or HACI to the Seller under the Master Receivables Purchase Agreements to which HAFI or HACI, as applicable, is a party which are to be paid by the Seller to the Indenture Trustee for the benefit of the Secured Parties shall be paid by the Servicer, on behalf of HAFI or HACI, as applicable, directly to the Administrator (on behalf of the Indenture Trustee).

ARTICLE VI

RESERVED

ARTICLE VII

RESERVED

ARTICLE VIII

The Seller

SECTION 8.1.        Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Noteholders are deemed to have relied on in the purchasing of Notes and any Additional Principal Amount and on which each Support Provider shall be deemed to have relied on providing the Series Support. Except as otherwise specifically provided, the representations speak as of the Closing Date and as of each Transfer Date and shall survive each sale of the Receivables to the Issuer and each pledge thereof to the Indenture Trustee pursuant to the Indenture and the Series Supplement.

(a)           Representations in Transfer Agreement. The representations and warranties set forth on the Schedule of Eligibility Criteria attached as Schedule I to the Series Supplement are true and correct with respect to the Receivables included in the Series Trust Estate.

(b)           Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Owner Trust Estate transferred to the Trust.

(c)           Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform the Seller’s obligations hereunder and under the Related Documents to which the Seller is a party.

(d)           Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Owner Trust Estate to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Related Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(e)           Valid Sale, Binding Obligations. This Agreement and each related Transfer Agreement effects a valid sale, transfer and assignment of the Owner Trust Estate, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Related Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)            No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or (C) violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties, except in the case of (A), (B) or (C) where any such default, Lien or violation shall not materially and adversely affect the interest of the Noteholders or the Trust in the Series Trust Estate.

(g)           No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of any Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(h)           Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained on or prior to the Closing Date and each Transfer Date.

(i)            No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(j)            No Lien Filings. The Seller is not aware of any judgment lien filings or tax lien filings against itself.

(k)           Chief Executive Office. The chief executive office of the Seller is at 1111 Town Center Drive, Las Vegas, Nevada 89144.

SECTION 8.2.        Corporate Existence. (a)  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)           During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)            the Seller shall not engage in any other business other than as provided in Article THIRD of Seller’s Articles of Incorporation;

(ii)           the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(iii)          except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iv)          the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities or shall obtain written consents in lieu of formal meetings of its Board of Directors or stockholder(s) (and any successor Seller that is not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(v)           the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(vi)          the Seller shall not become involved in the day-to-day management of any other Person;

(vii)         the Seller shall not guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise;

(viii)        the Seller shall not act as an agent of any other Person in any capacity;

(ix)           the Seller shall not dissolve or liquidate, in whole or in part; and

(x)            all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis.

(c)           During the term of this Agreement, the Seller will comply with the limitations on its business and activities, as set forth in its Articles of Incorporation, and will not incur indebtedness other than pursuant to or as expressly permitted by the Related Documents.

(d)           During the term of this Agreement, the Seller will ensure that its corporate records indicate that the Indenture Trustee has the exclusive right to vote the Class SV Preferred Stock.

SECTION 8.3.        Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken under this Agreement by the Seller and the representations made by the Seller under this Agreement.

(a)           The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Administrator from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Indenture Trustee or the Administrator, and except any taxes to which the Owner Trustee, the Indenture Trustee or the Administrator may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

(b)           The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Administrator against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c)           The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee and the Administrator and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking indemnification.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee or the Administrator and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 8.4.        Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases (x) has articles of incorporation containing provisions relating to limitations on business and other matters substantially identical to those contained in the Seller’s articles of incorporation and (y) executes an agreement of assumption to perform every obligation of the Seller under this Agreement and the other Related Documents shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement.

SECTION 8.5.        Limitation on Liability of Seller and Others. (a)  The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. Except as provided in Section 8.3 hereof, neither the Seller nor any of the directors, officers, employees or agents of the Seller acting in such capacities shall be under any liability to the Trust, the Securityholders, any Support Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)           All obligations of the Seller under this Agreement (including, but not limited to, repurchase and indemnification obligations) and under any of the Related Documents shall be limited in recourse to property, if any, which the Seller may hold from time to time, not subject to any Lien.

SECTION 8.6.        Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, except in the event that all outstanding Notes and Certificates are owned by the Seller and/or any Affiliates thereof, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee, the Indenture Trustee and the Administrator promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or a Note.

ARTICLE IX

The Servicer

SECTION 9.1.        Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Owner Trust Estate, on which the Noteholders are deemed to have relied in the purchasing of Notes and any Additional Principal Amount, and on which Support Provider shall be deemed to have relied in providing the Series Support. The representations speak as of the execution and delivery of this Agreement, the Closing Date and as of each Transfer Date and shall survive the sale of the Owner Trust Estate to the Issuer and the pledge of the Series Trust Estate to the Indenture Trustee pursuant to the Indenture.

(i)            Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the other Related Documents to which it is a party.

(ii)           Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification; except where the failure to qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement and the other Related Documents to which it is a party.

(iii)          Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Related Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action.

(iv)          Binding Obligation. This Agreement and the Related Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v)           No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Related Documents to which the Servicer is a party, shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (C) violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, except in the case of (A), (B) or (C) where any such default, Lien or violation shall not materially and adversely affect the interest of the Noteholders or the Trust in the Series Trust Estate or affect the Servicer’s ability to perform its obligations under this Agreement.

(vi)          No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(vii)         Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

(viii)        No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(ix)           Chief Executive Office. The chief executive office of the Servicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070.

SECTION 9.2.        Liability of Servicer; Indemnities. (a)  The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b)           The Servicer shall defend, indemnify and hold harmless the Trust, the Administrator, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation of, or lien on, any Financed Vehicle.

(c)           The Servicer (when the Servicer is HSBC Finance Corporation or an Affiliate of HSBC Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Administrator, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees and from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes) and costs and expenses in defending against the same, except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties. If a tax is levied or assessed upon the Trust or upon all or any part of the Owner Trust Estate under HB3 (as defined below), which tax becomes due and payable and is unpaid after the Closing Date, the Servicer shall pay such tax (or cause such tax to be paid) to the applicable taxing authority on behalf of the Trust. Notwithstanding anything to the contrary contained herein, nothing in this Agreement should be read to imply that the Trust is doing business in Texas, has sufficient nexus with Texas in order for HB3 to apply to the Trust or is otherwise subject to the tax described in HB3. For the purposes of this Section 9.2, “HB3” shall mean House Bill No. 3 (signed by the Governor of the State of Texas on May 19, 2006) and the corresponding sections of Title 2 of the Texas Tax Code implementing House Bill No. 3 and the rules and regulations promulgated thereunder implementing House Bill No. 3. The Servicer hereby agrees to indemnify the Indenture Trustee as set forth in Section 6.7(a) of the Indenture and the Administrator as set forth in Section 6.17(b) of the Indenture.

(d)           The Servicer (when the Servicer is not HSBC Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Administrator, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes) and costs and expenses in defending against the same, except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties.

(e)           The Servicer shall indemnify, defend and hold harmless the Trust, the Administrator, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Administrator, the Indenture Trustee or the Owner Trustee, by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or the Series Supplement or by reason of reckless disregard of its obligations and duties under this Agreement or the Series Supplement, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of the Person seeking indemnification.

(f)            The Servicer (when the Servicer is HSBC Finance Corporation or an Affiliate of HSBC Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Administrator, the Indenture Trustee, the Owner Trustee and their respective officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the violation by Servicer of federal or state securities laws in connection with the registration or the sale of the Securities, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of such parties.

(g)           Indemnification under this Article shall survive the termination of this Agreement and will survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Servicer shall not terminate or be deemed released upon the resignation or termination of HSBC Finance Corporation as the Servicer and shall survive any termination of this Agreement.

SECTION 9.3.        Merger or Consolidation of, or Assumption of the Obligations of the Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement and each Related Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement or the Series Supplement, anything in this Agreement or the Series Supplement to the contrary notwithstanding. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business, unless the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

SECTION 9.4.        Limitation on Liability of Servicer and Others. (a)  None of the Servicer, the Administrator, the Indenture Trustee, or any of the directors or officers or employees or agents of any such Persons shall be under any liability to the Trust, except as provided in this Agreement and each Related Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement or a

Related Document; provided, however, that this provision shall not protect the Servicer, the Administrator, the Indenture Trustee or any such Persons against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Servicer’s indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement and each Related Document or any violation of law by the Servicer, the Administrator, the Indenture Trustee or such person, as the case may be; provided, further, that this provision shall not affect any liability to indemnify the Indenture Trustee, the Administrator or the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee, the Administrator or the Owner Trustee, in their individual capacities. The Servicer, the Administrator, the Indenture Trustee and any director, officer, employee or agent of such Persons may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person pertaining to any matters arising under this Agreement. The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure of risk of such funds or incurrence of financial liability.

(b)           Unless serving as Successor Servicer pursuant to Sections 10.2 and 10.3 hereof, and notwithstanding any other provision to the contrary herein, the Indenture Trustee and the Administrator shall not be liable for any obligation of the Servicer contained in this Agreement or any Related Document, and the Owner Trustee, the Seller and the Noteholders shall look only to the Servicer to perform such obligations.

(c)           The parties expressly acknowledge and consent to the initial Indenture Trustee acting in the potential dual capacity of Successor Servicer and in the capacity as Indenture Trustee. Such Indenture Trustee may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by such Indenture Trustee of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of negligence or willful misconduct by such Indenture Trustee.

SECTION 9.5.        Delegation of Duties. Subject to Section 9.7, in the ordinary course of business, the Servicer and the Subservicer, provided it is HAFI, at any time may delegate any of their duties hereunder to any Person, including any of their Affiliates, who agrees to conduct such duties in accordance with standards employed by the Servicer or such Subservicer in compliance with Section 4.1. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 9.6.

SECTION 9.6.        Servicer Not to Resign. Subject to the provisions of Section 9.3, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, or (ii) upon satisfaction of the following conditions:  (a) the Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) such proposed successor servicer has agreed in writing to assume the obligations of Servicer hereunder and under each Basic Document to which it is a party and (c) the Servicer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that, in the case of clause (i) above, no such resignation by the Servicer shall become effective until the Indenture Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 10.3 which shall have assumed such responsibilities and obligations. Any such resignation shall not relieve the Servicer of responsibility for any of its obligations hereunder arising prior to the effective date of such resignation. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

SECTION 9.7.        Subservicing Agreements Between Servicer and Subservicers. The Servicer initially appoints HAFI to subservice the Receivables. From time to time after the Closing Date, the Servicer may enter into a subservicing agreement with any Person other than HAFI which is an Eligible Subservicer and is in compliance with the laws of each state necessary to enable it to perform the obligations of the Servicer pursuant to this Agreement. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall not be relieved of its obligations under this Agreement and each Basic Document to which it is a party notwithstanding any agreement relating to subservicing and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. For purposes of this Agreement and each Related Document, the Servicer shall be deemed to have received payments on Receivables when any Subservicer has received such payments. The parties hereto acknowledge that with respect to statements or certificates required to be delivered by the Servicer in accordance with this Agreement and the Series Supplement, including, but not limited to, Sections 4.9, 4.10 and 14.7 hereof, unless otherwise required pursuant to this Agreement or pursuant to applicable law, that a statement or certificate delivered by a subservicer shall be sufficient to discharge the Servicer’s obligation to deliver such certificate or statement.

SECTION 9.8.        Successor Subservicers. The Servicer may terminate any Subservicer and either directly service the related Receivables itself or enter into an agreement with a successor Subservicer that is an Eligible Subservicer. None of the Owner Trustee, the Administrator or the Indenture Trustee shall have a duty or obligation to monitor or supervise the performance of any Subservicer.

ARTICLE X

Default

SECTION 10.1.      Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a)           Any failure by the Servicer to deliver, or cause to be delivered, to the Administrator for distribution pursuant to the terms of this Agreement or any Basic Document, any proceeds or payment required to be so delivered by the Servicer under the terms of this Agreement or any Basic Document (including deposits of the Repurchase Amount pursuant to Section 4.7) that continues unremedied for a period of three Business Days after written notice is received by the Servicer from the Administrator or the Indenture Trustee or after discovery of such failure by a responsible officer of the Servicer (but in no event later than three Business Days after the Servicer is required to make such delivery or deposit);

(b)           Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the Basic Documents, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under any Series Support) and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Administrator or the Indenture Trustee or after discovery thereof by the Servicer;

(c)           The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

(d)           The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

(e)           Any representation, warranty or certification of the Servicer made in this Agreement or any Basic Document or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the interests of the Indenture Trustee in the Series Trust Estate and, within 60 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee or the Administrator after discovery thereof by the Servicer, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

Notwithstanding the foregoing, a delay in or failure of performance under Section 10.1(a) for a period of three Business Days or under Section 10.1(b) for a period of 60 days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Administrator, the Indenture Trustee and the Seller with an Officers’ Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

SECTION 10.2.      Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee (to the extent a Trust Officer of the Indenture Trustee has actual knowledge or has received written notice thereof), by notice given in writing to the Rating Agencies and the Servicer may and shall, at the written direction of the Controlling Party, terminate all of the rights and obligations of the Servicer, including in its capacity as custodian, under this Agreement and the other Basic Documents to which it is a party. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer, including in its capacity as custodian, under this Agreement, whether with respect to the Notes, the Receivables or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in, and become obligations and responsibilities, of the Indenture Trustee (or such other Successor Servicer appointed by the Controlling Party pursuant to Section 10.3); provided, however, that the Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the terminated Servicer, (iii) no obligation to pay any of the fees and expenses of any other party involved in this transaction not expressly assumed by the Servicer and (iv) no liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the original servicer.

Notwithstanding anything contained in this Agreement to the contrary, the Indenture Trustee as Successor Servicer and any other Successor Servicer, are authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Indenture Trustee or other Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Indenture Trustee or other Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Indenture Trustee or other Successor Servicer, as the case may be, shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Indenture Trustee or other Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Indenture Trustee or other Successor Servicer becomes aware of Errors or Continued Errors, such Indenture Trustee or other Successor Servicer shall, with the prior consent of Noteholders representing 66 2/3% of the outstanding Notes, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.

The Successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Owner Trust Estate and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer, including in its capacity as custodian, under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in a Trust Account and the delivery to the Successor Servicer of all Receivable Files being held by the terminated Servicer in its capacity as custodian, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Successor Servicer to service the Owner Trust Estate. If requested by the Controlling Party, the Successor Servicer shall direct the Obligors to make all payments under the Receivables directly to the Successor Servicer (in which event the Successor Servicer shall process such payments in accordance with Section 4.2(d) or 4.2(e), as applicable). The terminated Servicer shall grant the Indenture Trustee and the Successor Servicer reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 10.3.      Appointment of Successor. (a)  On and after the time the Servicer receives a notice of termination pursuant to Section 10.2 or upon the resignation of the Servicer pursuant to Section 9.6, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in such termination notice or until such resignation becomes effective or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after such termination or resignation appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form reasonably acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 9.5. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee or the Successor Servicer, as the case may be, shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement, except as otherwise stated herein. The Indenture Trustee or the Successor Servicer, as the case may be, shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Successor Servicer shall be subject to termination under Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

(b)           Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Indenture Trustee of its obligation to succeed as Successor Servicer upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6.

(c)           Any Successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) equal to the compensation the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other amount as may be agreed to by the Successor Servicer and the Indenture Trustee and consented to by the Holders of a majority of the Outstanding Amount of Notes. In addition, any Successor Servicer shall be entitled to reasonable transition expenses incurred in acting as Successor Servicer payable by the outgoing Servicer, and to the extent such transition expenses have not been paid by the outgoing Servicer, such Successor Servicer shall be entitled to reimbursement for such reasonable expenses pursuant to the Series Supplement.

SECTION 10.4.      Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer the Indenture Trustee shall give prompt written notice thereof to each Noteholder.

SECTION 10.5.      Waiver of Past Defaults. The Controlling Party or, with the consent of the Controlling Party, a majority of the Noteholders may, on behalf of all Securityholders, waive any default by the Seller or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 10.6.      Successor to Servicer. (a)  The Indenture Trustee, in its capacity as successor to the Servicer, shall perform such duties and only such duties as are specifically set forth in this Agreement and each Related Document with respect to the assumption of any servicing duties and no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee.

(b)           In the absence of bad faith or negligence on its part, each of the Indenture Trustee and the Administrator may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to them and conforming to the requirements of this Agreement and the Series Supplement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Indenture Trustee and/or the Administrator, the Indenture Trustee and/or the Administrator, as the case may be, shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and the Series Supplement.

(c)           The Indenture Trustee shall have no liability for any actions taken or omitted by the terminated Servicer.

ARTICLE XI

Termination

SECTION 11.1.      Optional Purchase of All Receivables. (a)  To the extent and under the circumstances provided in the Series Supplement, the Servicer, HAFI and HACI each shall have the option to effect a “clean-up” redemption or purchase of the Series Trust Estate.

(b)           Upon any sale of the assets included in the Series Trust Estate permitted by the Series Supplement, the Servicer shall instruct the Indenture Trustee (or the Administrator on behalf of the Indenture Trustee) to deposit the proceeds from such sale, after all payments and reserves therefrom (including the expenses of such sale) have been made, in the Collection Account.

(c)           The Servicer shall notify the Owner Trustee, the Indenture Trustee and the Administrator of any termination of the Trust as soon as practicable after the Servicer has received notice thereof.

(d)           Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the satisfaction of all payment obligations under the Basic Documents and termination of any Series Support (as provided therein), the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee and the Administrator pursuant to this Agreement.

ARTICLE XII

Administrative Duties of the Servicer

SECTION 12.1.      Administrative Duties.

(a)           Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b)           Duties with Respect to the Issuer.

(i)            In addition to the duties of the Servicer set forth in this Agreement or any of the Related Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee, to prepare, file or deliver pursuant to this Agreement or any of the Related Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Owner Trust Estate (including the Related Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

(ii)           Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee, the Indenture Trustee and the Administrator in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee, the Indenture Trustee or the Administrator pursuant to such provision.

(iii)          Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer and the Seller set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Depositor shall retain responsibility for the distribution of such information as may be required under the Code and applicable Treasury Regulations (including Schedule K-1, if applicable) under Section 5.1(b) of the Trust Agreement to enable each Certificateholder to prepare its federal and state income tax returns.

(iv)          The Servicer shall perform the duties of the Depositor specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Related Documents.

(v)           The Servicer, on behalf of the Seller, shall direct the Issuer to request the tender of all or a portion of the Notes in accordance with the Indenture or the Series Supplement.

(vi)          In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c)           Tax Matters. The Servicer shall prepare and file, or cause to be prepared and filed, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including Form 1099. All tax returns of the Issuer shall will be signed in accordance with Article V of the Trust Agreement.

(d)           Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Indenture Trustee and the Administrator of the proposed action and the Owner Trustee, the Indenture Trustee or the Administrator shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A)                              the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(B)                                the appointment of successor Note Registrars, successor Note Paying Agents, successor Indenture Trustees or successor Administrators pursuant to the Indenture or the consent to the assignment by the Note Registrar, Note Paying Agent, the Administrator or Indenture Trustee of its obligations under the Indenture; and

(C)                                the removal of the Indenture Trustee or the Administrator.

(e)           Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell any portion of the Series Trust Estate pursuant to the Basic Documents, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f)            Neither the Indenture Trustee nor any Successor Servicer shall be responsible for any obligations or duties of a predecessor Servicer under Section 12.1.

SECTION 12.2.      Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Indenture Trustee at any time during normal business hours.

SECTION 12.3.      Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Indenture Trustee, from time to time such additional information regarding the Owner Trust Estate as the Issuer and the Indenture Trustee shall reasonably request.

ARTICLE XIII

Miscellaneous Provisions

SECTION 13.1.      Amendments. (a)  This Agreement may be amended by the parties hereto at any time when no Securities are outstanding without the requirement of any consents or the satisfaction of any conditions set forth below.

(b)           Except as otherwise provided in the Series Supplement, this Agreement may be amended from time to time by the parties hereto, by a written instrument signed by each of the parties hereto without the consent of any of the Securityholders, provided that (i) an Opinion of Counsel for the Seller (which Opinion of Counsel may, as to factual matters, rely upon Officers’ Certificates of the Seller or the Servicer) is addressed and delivered to the Indenture Trustee and the Administrator, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment, including those of Section 13.2(h) hereof, have been satisfied and (ii) the Seller shall have delivered to the Indenture Trustee and the Administrator, an Officer’s Certificate dated the date of any such amendment, stating that the Seller reasonably believes that such amendment will not have a material adverse effect on the rights of the Noteholders.

(c)           Except as otherwise provided in the Series Supplement, subject to Section 13.2(h) hereof, this Agreement may also be amended from time to time by the Servicer, the Seller, the Indenture Trustee and the Administrator, with the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of Notes and the Certificate Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Securityholders or deposits of amounts to be so distributed or the amount available under any Series Support without the consent of each affected Securityholder, (ii) change the definition of or the manner of calculating the interest of any Securityholder without the consent of each affected Securityholder, or (iii) reduce the aforesaid percentage of Noteholders or Certificateholders required to consent to any such amendment.

Promptly after the execution of any such amendment or supplement, the Indenture Trustee shall furnish written notification of the substance of such amendment or supplement to each Securityholder.

It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the

Indenture Trustee or the Owner Trustee, as the case may be, may prescribe, including the establishment of record dates.

The Owner Trustee, the Indenture Trustee and the Administrator may, but shall not be obligated to, enter into any amendment which affects the Issuer’s, the Owner Trustee’s, the Indenture Trustee’s or the Administrator’s, as the case may be, own rights, duties or immunities under this Agreement or otherwise.

Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Administrator shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

SECTION 13.2.      Protection of Title to Series Trust Estate. (a)  The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer in the Owner Trust Estate and the Indenture Trustee in the Series Trust Estate.

(b)           Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-503(a), 9-506 and 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least thirty days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)           Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee prompt notice of any change in its state of incorporation if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables within the United States of America.

(d)           The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)           The Servicer shall maintain or cause to be maintained, a computer system so that, from and after the time of sale under this Agreement and each Transfer Agreement of the Receivables to the Issuer, such master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust and such Receivable has been pledged pursuant to the Indenture. Indication of the Trust’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on such computer systems when, and only when, the related Receivable shall have been paid in full, repurchased by HAFI, any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, HSBC Finance Corporation or the Seller or otherwise disposed of by the Issuer in accordance with the terms of this Agreement.

(f)            If at any time the Seller, HAFI or any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full, been repurchased by HAFI, any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, HSBC Finance Corporation or the Seller or has otherwise been disposed of by the Issuer in accordance with the terms of this Agreement.

(g)           Upon request, the Servicer shall furnish or cause to be furnished to the Owner Trustee or the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number) then held as part of the Series Trust Estate, together with a reconciliation of such list to the related Schedule of Receivables and to any Servicer’s Certificates furnished before such request indicating removal of Receivables from the Series Trust Estate. The Indenture Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

(h)           The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Administrator:

(1)           simultaneously with the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the addressees of such Opinion, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables then held as part of the Series Trust Estate, or (B) no such action shall be necessary to preserve and protect such interest or (C) any action which is necessary to preserve and protect such interest during the following 12-month period; and

(2)           on or before March 31 of each year beginning with March 31, 2007, dated as of a date during such period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Series Trust Estate or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 13.3.      Notices. All demands, notices and communications upon or to the Seller, Servicer, the Owner Trustee, the Administrator, the Indenture Trustee or any other Person entitled to receive a notice, shall be in writing, personally delivered, or mailed by certified mail, sent by confirmed telecopier transmission, or at the consent of the receiving party by electronic mail, and shall be deemed to have been duly given upon receipt at the address specified in the Series Supplement. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

SECTION 13.4.      Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer, the Owner Trustee, the Administrator and the Indenture Trustee. In the event that a successor Issuer is formed as permitted by the Series Supplement, such Issuer shall succeed to all of the rights and obligations of the predecessor Issuer hereunder; and all references to the Issuer hereunder shall thereafter be deemed to be references to such successor Issuer.

SECTION 13.5.      Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the Seller), the Indenture Trustee, the Administrator, the Owner Trustee, HACI, HAFI any Support Provider and the Secured Parties, as third-party beneficiaries. Each Support Provider shall be entitled to rely upon and directly enforce such provisions of this Agreement, the Series Supplement and the Indenture so long as no default with respect to such Support Provider shall have occurred and be continuing; provided that nothing herein shall affect or limit the Support Provider’s rights as subrogee to the Noteholders. Nothing in this Agreement or in the Series Supplement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 13.6.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.7.      Separate Counterparts. This Agreement and each Transfer Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 13.8.      Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 13.9.      Governing Law. THIS AGREEMENT AND EACH TRANSFER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 13.10.    Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture, as supplemented by the Series Supplement for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under the Series Trust Estate.

SECTION 13.11.    Nonpetition Covenants. (a)  Notwithstanding any prior termination of this Agreement or the Series Supplement, none of the Servicer, the Seller or any Secured Party shall, prior to the date which is one year and one day after the termination of this Agreement and the payment in full of all obligations of the Issuer under the Basic Documents, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)           Notwithstanding any prior termination of this Agreement or the Series Supplement, neither the Servicer nor any Secured Party shall, prior to the date that is one year and one day after the termination of this Agreement, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 13.12.    Limitation of Liability of the Owner Trustee, the Administrator and the Indenture Trustee. (a)  Notwithstanding anything contained herein to the contrary, this Agreement and the Series Supplement have been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall the Owner Trustee in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement and the Series Supplement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b)           Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by the Persons acting as the Indenture Trustee and the Administrator not in their individual capacity but solely as Indenture Trustee or Administrator, as applicable, and in no event shall such Persons have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 13.13.    Limitation of Liability of Issuer. The Issuer shall have no liability to the Servicer except for payment of the Servicing Fee and reimbursement of repossession and liquidation expenses. The Issuer shall have no obligation to indemnify the Servicer for costs or expenses, except with respect to the preceding sentence.

SECTION 13.14.    Independence of the Servicer.For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Indenture Trustee, the Administrator or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or the Series Supplement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 13.15.    No Joint Venture. Nothing contained in this Agreement or the Series Supplement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 13.16.    [Reserved].

SECTION 13.17.    Regulation AB. The Seller, the Servicer, the Indenture Trustee and the Administrator acknowledge and agree that the purpose of this Section

13.17 is to facilitate compliance by the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. The Seller shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer, the Indenture Trustee and the Administrator acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Seller or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer, the Indenture Trustee and the Administrator shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including the Servicer and any other assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Servicer to permit the Seller to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Subservicer, the Indenture Trustee, the Administrator and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller or the Servicer to be necessary in order to effect such compliance.

SECTION 13.18.    Information to Be Provided by the Indenture Trustee and the Administrator. For so long as the Issuer is required to report under the Exchange Act, each of the Indenture Trustee and the Administrator shall (i) on or before the fifth Business Day of each month, provide to the Servicer, in writing, such information regarding the Indenture Trustee or the Administrator, as applicable, as is requested by the Servicer for the purpose of compliance with Items 1117 and 1119 of Regulation AB; provided, however, that neither the Indenture Trustee nor the Administrator shall be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee or the Administrator, as applicable, to the Servicer, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee or the Administrator, as applicable, of any changes to such information, provide to the Servicer, in writing, such updated information.

SECTION 13.19.    Waiver of Jury Trial. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

HSBC AUTOMOTIVE TRUST (USA) 2006-2

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: Vice President

HSBC AUTO RECEIVABLES CORPORATION,
as Seller

By:	/s/ Steven H. Smith
Name: Steven H. Smith
Title: Vice President and Assistant Treasurer

HSBC FINANCE CORPORATION,
as Servicer

By:	/s/ Dennis J. Mickey
Name: Dennis J. Mickey
Title: Vice President and Assistant Treasurer

THE BANK OF NEW YORK, not in its individual
capacity but solely as Indenture Trustee

By:	/s/ Alan Li
Name: Alan Li
Title: Assistant Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Susie Moy
Name: Susie Moy
Title: Vice President

EXHIBIT A

FORM OF TRANSFER AGREEMENT

TRANSFER No.                   of Receivables dated as of                 pursuant to the Sale and Servicing Agreement dated as of July 26, 2006 (the “Sale and Servicing Agreement”), among HSBC AUTOMOTIVE TRUST (USA) 2006-2, a Delaware statutory trust (the “Issuer” or the “Trust”), HSBC AUTO RECEIVABLES CORPORATION, a Nevada corporation (the “Seller”), HSBC FINANCE CORPORATION, a Delaware corporation (the “Servicer”), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as Indenture Trustee (the “Indenture Trustee”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrator (the “Administrator”).

W I T N E S S E T H:

WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Receivable to the Issuer; and

WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Issuer, the Seller, the Servicer, the Indenture Trustee and the Administrator hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

“Cut-off Date” shall mean, with respect to the Receivables conveyed hereby, the close of business on         , 20    .

“Transfer Date” shall mean, with respect to the Receivables conveyed hereby,             ,        .

2.             List of Receivables. Annexed hereto is Schedule A listing the Receivables that constitute the Receivables to be conveyed pursuant to the Sale and Servicing Agreement and this Agreement on the Transfer Date.

3.             Conveyance of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

(a)           each and every Receivable listed on Schedule A and all monies paid or payable thereon or in respect thereof after the related Cut-off Date (including amounts due on or before the related Cut-off Date but received by

HAFI (or any predecessor or Affiliate of HAFI, as applicable) or Seller on or after such date);

(b)           the security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles;

(c)           all rights of the Seller against Dealers pursuant to Dealer Agreements or Dealer Assignments and against Alliance Relationships pursuant to Alliance Agreements and Alliance Assignments related to such Receivables;

(d)           any proceeds and the right to receive proceeds with respect to such Receivables repurchased by a Dealer pursuant to a Dealer Agreement or by an Alliance Relationship pursuant to an Alliance Agreement;

(e)           all rights of the Seller under any Service Contracts on the related Financed Vehicles;

(f)            any proceeds and the right to receive proceeds with respect to such Receivables from claims on any Insurance Policy covering the related Financed Vehicles or Obligors;

(g)           all items contained in the Receivables Files with respect to such Receivables and any and all other documents that HAFI, any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement, the Seller or the Servicer, as applicable, keeps on file in accordance with its customary procedures relating to the related Receivables, the related Financed Vehicles or Obligors;

(h)           all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof);

(i)            all property (including the right to receive future Net Liquidation Proceeds) that secures each related Receivable and that has been acquired by or on behalf of the Seller or the Trust pursuant to liquidation of such Receivable;

(j)            all of Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Master Receivables Purchase Agreements and the Receivables Purchase Agreement Supplements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFI, any Affiliate of HAFI that is the seller under a Master Receivables Purchase Agreement or HSBC Finance Corporation, as applicable, under each of the Master Receivables Purchase Agreements and related Receivables Purchase Agreement Supplements, on or after the related Cut-off Date;

(k)           on the initial Transfer Date only, one share of Class SV Preferred Stock of the Seller together with the exclusive right to vote such share; and

(l)            all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

4.             Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the Transfer Date that:

(a)           Each of its representations set forth in Sections 3.1 and 8.1 of the Sale and Servicing Agreement are true and correct as if made on the Transfer Date, except if specified to be true as of an earlier date, in which case, such representations and warranties are true as of such earlier date.

(b)           The aggregate of the Principal Balances of the Receivables listed on Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Cut-off Date is $              .

5.             Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement shall be true and correct as of the Transfer Date.

Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.1(b) to the Sale and Servicing Agreement shall have been satisfied.

Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to the accuracy of the representations and warranties set forth in Section 4 of this Agreement.

6.             Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

7.             Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

8.             GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

HSBC AUTOMOTIVE TRUST (USA) 2006-2

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

HSBC AUTO RECEIVABLES CORPORATION,
as Seller

By:
Name:
Title:

HSBC FINANCE CORPORATION,
as Servicer

By:
Name:
Title:

Acknowledged and Accepted:

THE BANK OF NEW YORK,
not in its individual capacity but solely as
Indenture Trustee

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title: